                                                                     Exhibit 2.3

                               SECOND AMENDMENT
                        TO AGREEMENT AND PLAN OF MERGER

     This Second Amendment to the Agreement and Plan of Merger (the "Amendment Agreement") is made as of the 18/th/ day of January, 2000 by and among Petopia.com, Inc., a Delaware corporation ("Petopia"), ICOD Acquisition Corp., a
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Delaware corporation and the wholly-owned subsidiary of Petopia ("Petopia Sub"),
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and C/R Catalog Corp. (d/b/a In the Company of Dogs), a Delaware corporation (the "Company").
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     WHEREAS, on December 29, 1999 Petopia, Petopia Sub and the Company entered into an Agreement and Plan of Merger (the "Merger Agreement").

     WHEREAS, on January 17, 2000 Petopia, Petopia Sub and the Company entered into the First Amendment to Agreement and Plan of Merger.

     WHEREAS, Petopia, Petopia Sub and the Company now wish to amend the Merger Agreement to reflect certain additional agreements among the parties thereto.

     WHEREAS, Section 9.4 of the Merger Agreement provides that the parties thereto may amend the Merger Agreement by written amendment.

     NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and agreed, the parties hereto mutually agree as follows:

     1.   Definitions. All capitalized terms used and not otherwise defined
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herein shall have the respective meanings assigned to them in the Merger Agreement.

     2.   Amendment of Section 1.4(a)(ii)(A). Section 1.4(a)(ii)(A) of the
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Merger Agreement is hereby amended by deleting the number "2,080,016" contained therein and replacing it with the number "2,084,266".

     3.   Amendment of Section 1.4(b)(i).  Section 1.4(b)(i) of the Merger
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Agreement is hereby amended by deleting the number "208,002" contained therein and replacing it with the number "208,427".

     4.   Amendment of Section 6.3(i).  Section 6.3(i) of the Merger Agreement
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is hereby amended by adding the following to the end of the sentence: "provided, however, that Scott Galloway and Ian Robert Chaplin shall not be required to sign such Non-Competition and Non-Solicitation Agreement".

     5.   Amendment to Exhibit J.  Exhibit J to the Merger Agreement is hereby
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amended by deleting the name "Denise Vergnes" and deleting the number "4,250" set forth opposite her name.

     6.   Amendment to Exhibit L.  Exhibit L to the Merger Agreement is hereby
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amended by deleting paragraph 2 therein.

     7.   No Further Changes.  All other terms, conditions and representations
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in the Merger Agreement shall remain unaltered by this Amendment Agreement.

     8.    Counterparts.  This Amendment Agreement may be executed in any
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number of counterparts and signature pages may be delivered by facsimile, each of which may be executed by less than all of the parties hereto, each of which shall be enforceable against each of the parties hereto actually executing such counterparts, and all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties have executed this Amendment Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.


                                       PETOPIA.COM, INC.,
                                       a Delaware corporation


                                       By:       /s/ Andrea Reisman
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                                          Name:  Andrea Reisman, CEO


                                       ICOD ACQUISITION CORP.,
                                       a Delaware corporation


                                       By:       /s/ Andrea Reisman
                                          -----------------------------------
                                          Name:  Andrea Reisman, CEO


                                       C/R CATALOG CORP.
                                       (d/b/a In the Company of Dogs),
                                       a Delaware corporation


                                       By:       /s/ Scott Vertrees
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                                          Name:  Scott Vertrees
                                          Title:  President